Special Shareholder Meeting Results (Unaudited)

The Trust held a special meeting of shareholders on June 10, 2014, for the purpose of electing Trustees.

The complete Board of Trustees was elected by the shareholders of all of the portfolios of the Trust, including the Portfolio. The results of the voting were as follows:

Votes
Received
(Amounts in
thousands)
John F. Finn

  In Favor
55,764
  Withheld
2,415
Dr. Matthew Goldstein

  In Favor
55,573
  Withheld
2,605
Robert J. Higgins

  In Favor
55,751
  Withheld
2,428
Frankie D. Hughes

  In Favor
55,747
  Withheld
2,431
Peter C. Marshall

  In Favor
55,595
  Withheld
2,583
Mary E. Martinez

  In Favor
56,006
  Withheld
2,172
Marilyn McCoy

  In Favor
55,921
  Withheld
2,257
Mitchell M. Merin

  In Favor
55,826
  Withheld
2,353
William G. Morton, Jr.

  In Favor
55,603
  Withheld
2,575
Robert A. Oden, Jr.

  In Favor
55,628
  Withheld
2,551
Marian U. Pardo

  In Favor
55,927
  Withheld
2,251
Frederick W. Ruebeck

  In Favor
55,618
  Withheld
2,560
James J. Schonbachler

  In Favor
55,651
  Withheld
2,527